Exhibit 23.1

PricewaterhouseCoopers LLP
1000 Morgan Keegan Tower
Fifty North Front St.
Memphis TN 38103-1193
Telephone (901) 522 2000
Facsimile (901) 523 2045

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 27, 2004 relating to the financial statements and financial statement schedules, which appears in Caterpillar Financial Services Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

March 29, 2004